Exhibit 99.1

NEWS

NEWS

NEWS

4 Parkway North, Suite 400
Deerfield, IL 60015

Contact:	Dan Swenson Senior Director, Investor Relations and Corporate Communications
847-405-2515 — dswenson@cfindustries.com

CF Industries to Sell Phosphate Business to Mosaic for $1.4 Billion

Companies Enter Into Ammonia Supply Agreements for

Donaldsonville and Trinidad Production

DEERFIELD, Ill. — (BUSINESS WIRE) — Oct. 28, 2013 — CF Industries Holdings, Inc. (NYSE:CF) (“CF Industries” or “the Company”) today announced that it has entered into a set of strategic agreements with the Mosaic Company (NYSE:MOS).  The agreements include: a definitive agreement to sell the entirety of CF Industries’ phosphate mining and manufacturing business to Mosaic for cash consideration of $1.4 billion, subject to adjustment; a long-term agreement under which the Company will supply Mosaic with between 600,000 and 800,000 tons of ammonia per year from its Donaldsonville, Louisiana nitrogen complex beginning no later than 2017; and an agreement to provide ammonia to Mosaic from the Company’s Point Lisas Nitrogen Ltd. (PLNL) joint venture beginning at the close of the phosphate sale.

“This is a set of agreements with significant strategic value to both CF Industries and Mosaic,” said Stephen R. Wilson, chairman and chief executive officer, CF Industries Holdings, Inc. “The sale of our phosphate operations represents good value for our shareholders and the full set of transactions enables us to sharpen the strategic focus on our nitrogen business.”

Phosphate Business Sale

The phosphate sale includes: the Hardee County Phosphate Rock Mine; the Plant City Phosphate Complex; an ammonia terminal, phosphate warehouse and dock at the Port of Tampa; and the site of the former Bartow Phosphate Complex.  In addition, Mosaic is assuming liabilities related to the phosphate business, including responsibility for closure, long-term maintenance and monitoring of the phosphogypsum stacks at the Plant City and Bartow complexes.  CF Industries is also transferring to Mosaic the value of its asset retirement obligation trust and escrow funds totaling approximately $200 million.

Donaldsonville Ammonia Agreement

Under the long-term ammonia supply agreement, beginning no later than 2017 CF Industries will supply between 600,000 and 800,000 tons of ammonia per year for up to 15 years from its Donaldsonville nitrogen complex for Mosaic’s use in phosphate production.  The ammonia price will be based on the cost of natural gas delivered to Donaldsonville.  “This agreement strengthens our confidence in the return we expect to generate from our Donaldsonville capacity expansion by providing a steady base demand for ammonia at a price that insulates us from movements in natural gas costs,” stated Wilson.

Trinidad Ammonia Agreement

Following the close of the sale of the phosphate segment, CF Industries will supply its share of the ammonia produced by the Company’s 50% owned PLNL ammonia production facility in the Republic of Trinidad and Tobago to Mosaic for use in phosphate production.  Pricing under this supply agreement will be similar to that in the existing agreement under which the Company purchases ammonia from PLNL.

Other Information

The phosphate sale transaction is subject to customary closing conditions and regulatory clearances, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act and approval from the applicable governmental agencies under CF’s consent decree with respect to certain environmental matters related to the phosphate business.  The sale is expected to close sometime in 2014.  Both companies’ boards of directors have approved the transaction.  The Donaldsonville ammonia agreement is not conditional on the phosphate sale transaction and will go into effect beginning no later than 2017.  The Trinidad ammonia agreement is conditional on and goes into effect at the closing of the phosphate sale transaction.

Rothschild Inc. provided a fairness opinion on the phosphate sale transaction to CF Industries’ board of directors. Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel.

About CF Industries Holdings, Inc.

CF Industries Holdings, Inc., through its subsidiaries, is a global leader in nitrogen and phosphate fertilizer manufacturing and distribution, serving both agricultural and industrial customers. CF Industries, headquartered in Deerfield, Illinois, operates world-class nitrogen fertilizer manufacturing complexes in the central United States and Canada; conducts phosphate mining and manufacturing operations in central Florida; and distributes plant nutrients through a system of terminals, warehouses, and associated transportation equipment located primarily in the midwestern United States. The Company also owns 50 percent interests in GrowHow UK Limited, a fertilizer manufacturer in the United Kingdom; an ammonia facility in The Republic of Trinidad and Tobago; and KEYTRADE AG, a global fertilizer trading organization headquartered near Zurich, Switzerland. CF Industries routinely posts investor announcements and additional information on the Company’s Web site at www.cfindustries.com and encourages those interested in the Company to check there frequently.

Forward-Looking Statements

All statements in this communication, other than those relating to historical facts, are “forward-looking statements.” These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. These statements include, but are not limited to, statements about the benefits, expected timing of closing and other aspects of the proposed transactions; statements about future strategic plans; and statements about future financial and operating results. Important factors that could cause actual results to differ materially from our expectations include, among others: risks and uncertainties arising from the possibility that the proposed transactions may be delayed or may not occur, including delays arising from any ability to obtain governmental approvals of the transactions; the risk that other conditions to the closing of the proposed transactions may not be satisfied; difficulties with realization of the benefits of the proposed transactions; the risk that disruptions from the proposed transactions will harm relationships with customers, employees and suppliers; the volatility of natural gas prices in North America; the cyclical nature of our business and the agricultural sector; the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. agricultural industry; reliance on third party providers of transportation services and equipment; difficulties in the implementation of a new enterprise resource planning system and risks associated with cyber security; weather conditions; our ability to complete our recently announced production capacity expansion projects on schedule as planned and on budget or at all; risks associated with other expansions of our business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our potential inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements from governmental authorities; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on our forward sales programs; risks involving derivatives and the effectiveness of our risk measurement and hedging activities; the significant risks and hazards involved in producing and handling our products against which we may not be fully insured; our reliance on a limited number of key facilities; risks associated with joint ventures; acts of terrorism and regulations to combat terrorism; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; risks associated with international operations; losses on our investments in securities; deterioration of global market and economic conditions; our ability to manage our indebtedness; and loss of key members of management and professional staff. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CF Industries Web site. Forward-looking statements are given only as of the date of this release and we disclaim any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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